Exhibit 10.1
Fuel Systems Solutions, Inc.
780 Third Avenue, 25th Floor
New York, New York 10017
December 16, 2015

Re:        Amendment to Retirement Agreement

Dear Mr. Costamagna:

Reference is made to the Retirement Agreement (the “Retirement Agreement”) entered into among Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”), MTM S.r.L. (“MTM”, a subsidiary of the Company), and Mariano Costamagna, a resident of the Republic of Italy (“Mr. Costamagna”), as of April 24, 2015.

In accordance with the terms of the Retirement Agreement, and in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 1, 2015 (the “Merger Agreement”) by and among Westport Innovations Inc., Whitehorse Merger Sub Inc. and the Company, the Retirement Date is hereby amended to be the earlier of (i) the Closing Date (as defined in the Merger Agreement), and (ii) April 30, 2016.  Except as amended hereby, all other terms of the Retirement Agreement and the Restricted Stock Unit Agreement entered into as of April 24, 2015 between the Company and Mr. Costamagna remain unchanged and are in full force and effect.

This Amendment to the Retirement Agreement has been duly executed by authorized representatives of the Company and MTM, and by Mr. Costamagna.

ACKNOWLEDGED:		FUEL SYSTEMS SOLUTIONS, INC.

By:	/s/ Marco Di Toro	By:	/s/ Colin S. Johnston
Name:	Marco Di Toro	Name:	Colin S. Johnston
Title:	Director FSYS	Title:	Chairman, Compensation Committee

ACKNOWLEDGED:		MTM S.R.L.

By:	/s/ Pier Antonio Costamagna	By:	Aldo Zanvercelli
Name:	Pier Antonio Costamagna	Name:	Aldo Zanvercelli
Title:	Amministratore (Director) MTM SRL	Title:	Amministratore (Director) MTM SRL

ACKNOWLEDGED:		MARIANO COSTAMAGNA

By:	/s/ Marco Di Toro	/s/ Mariano Costamagna
Name:	Marco Di Toro	Mariano Costamagna (Signature)
Title:	Director FSYS